SECOND AMENDMENT TO LEASE

This Second Amendment (“Second Amendment”) is made as of this 27th day of June, 2014 (“herein the “Effective Date”) by and between Schrafft Center LLC (hereinafter referred to as “Landlord”) and IntraLinks, Inc (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by a certain Lease Agreement dated July 15, 2008 (herein “Original Lease”), a certain First Amendment to Lease dated December 21, 2010 (herein “First Amendment”), a certain May 22, 2013 Letter Agreement mutually executed July 2, 2013 (herein “ July 2013 Letter Agreement”) and a certain Landlord’s Waiver undated but executed by the parties on March 28, 2014 (herein “Landlord’s Waiver”) (herein collectively referred to as the “Lease”), Landlord leased to Tenant certain premises described therein as (i) Suite 7000, consisting of approximately 19,575 square feet of space (herein “Suite Number 7000”) located in the Annex Building, and (ii) Suite Number 2200, consisting of approximately 16,982 square feet of space (herein “Suite Number 2200”) located on the second (2nd) floor of The Schrafft Center located at 529 Main Street, Charlestown, MA 02129 (both spaces more particularly described together therein said Lease (and herein) collectively as the “Premises”). Any capitalized terms used herein and not defined herein shall have the meaning set forth in the Lease; and

WHEREAS, Tenant wishes to relinquish a certain portion of the Premises, specifically, Suite Number 2200, (which portion was previously known in the First Amendment as the “Expansion Space”) prior to its stated termination date of December 31, 2015; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect this relinquishment, as well as certain additional changes to the Lease which have been agreed to by the parties, and such relinquishment, as well as such changes as set forth below, shall become effective upon mutual execution and delivery of this Second Amendment to Lease by both parties, subject to all of the terms and conditions set forth below.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, and other good and valuable consideration, the receipt and sufficiency of each of which is hereby acknowledged, the parties mutually agree as follows:

1.    The Lease, as it pertains solely to Suite Number 2200, shall be and is hereby terminated and cancelled and the Term of the Lease is brought to an end as of August 31, 2014 as it pertains solely to Suite Number 2200 (herein the “Suite 2200 Termination Date”), with the same force and effect as if the Term of this Lease were, by the terms thereof, fixed to naturally expire on the Suite 2200 Termination Date, and not the expiration date of the Lease, as provided in the Lease, subject to all of the terms and conditions set forth below. Tenant shall vacate and deliver Suite 2200 to the Landlord in the condition required under this Second Amendment on or before the Suite 2200 Termination Date. Notwithstanding anything to the contrary set forth herein, Tenant shall pay to Landlord all Rent, Base Rent, and additional rent due under the Lease with respect to Suite Number 2200 for the months of July and August, 2014 (which amount, in the aggregate, is agreed by the parties to be equal to $35,379.17 per month and, notwithstanding anything contained to the contrary in the Lease or herein, said monthly payment of $35,379.17 shall constitute full satisfaction of Tenant’s obligations for monthly Rent, Base Rent, and additional rent amounts for the months of July and August, 2014). Notwithstanding anything to the contrary set forth in the Lease or this Second Amendment, in the event Tenant fails to vacate and deliver Suite 2200 to Landlord by the Suite 2200 Termination Date, all of the provisions set forth in Section 17.3 of the Lease with respect to holding over by Tenant after the termination of the Lease shall apply.

2.    As of the Suite 2200 Termination Date, notwithstanding anything to the contrary contained in the Lease, either express or implied, Landlord agrees to forever release and discharge Tenant as well as its predecessors, successors, assignees, agents, employees, officers, directors, principals, shareholders, heirs, executors, and administrators (herein collectively the “Tenant Released Parties”) from any and all obligations, claims, demands, damages, agreements or causes of action whatsoever (herein collectively “claims”) arising under, out of or in connection with, solely as to Suite Number 2200, as well as any and all defaults and/or breaches of every kind and nature whatsoever arising under, out of or in connection with, solely as to Suite Number 2200 (including, but not limited to, any and all demands for rental payments and/or credits accrued, due or payable, paid or unpaid, under the Lease, whether reconciled or unreconciled, known or unknown) any of which Landlord ever had, now has, or may hereafter have, against the Tenant Released Parties, in connection with and/or arising under, or out of the Lease, but only to the extent arising under, out of or in connection with, solely as to Suite Number 2200 (the “Tenant Covered Claims”), except for (a) any non-payment of the Buyout Fee (defined in Section 6 hereof) under this Second Amendment; (b) Tenant’s failure to vacate Suite Number 2200 prior to August 31, 2014; (c) Tenant’s failure to tag and cut the cables as required by Section 4 of this Second Amendment; (d) damages for Tenant’s malicious damage and/or malicious destruction of Suite Number 2200 as set forth in Section 8 of this Second Amendment; and (e) any claims relating to acts, negligence or omissions, and/or the like, of the Tenant Released Parties occurring both (i) solely as to Suite Number 2200 and (ii) before the Suite 2200 Termination Date, that result in the liability of Landlord to third parties (herein “Third Party Claims Against Landlord”), and Landlord hereby so waives the Tenant Covered Claims except to the extent of such Third Party Claims Against Landlord. The Third Party Claims Against Landlord exception referenced in the prior sentence of this paragraph shall not, and does not, include third parties who are future occupants, tenants, lessees or the like of Suite Number 2200.

As of the Effective Date of this Second Amendment, Landlord confirms that it does not have actual knowledge of any Tenant Covered Claims against the Tenant Released Parties with respect to any default, breach or obligation of the Tenant Released Parties under the Lease or otherwise.

3.    As of the Suite 2200 Termination Date, notwithstanding anything to the contrary contained in the Lease, either express or implied, Tenant agrees to forever release and discharge Landlord as well as its predecessors, successors, assignees, agents, employees, officers, directors, principals, shareholders, heirs, executors, and administrators (herein collectively the “Landlord Released Parties”) from any and all obligations, claims, demands, damages, agreements or causes of action whatsoever (herein collectively “claims”) arising under, out of or in connection with, solely as to Suite Number 2200, as well as any and all defaults and/or breaches of every kind and nature whatsoever arising under, out of or in connection with, solely as to Suite Number 2200 (including, but not limited to, any and all demands for rental credits and/or payments accrued, due or payable, paid or unpaid, under the Lease, whether reconciled or un-reconciled, known or unknown), any of which Tenant ever had, now has, or may hereafter have, against the Landlord Released Parties, in connection with and/or arising out of the Lease, but only to the extent arising under, out of or in connection with, solely as to Suite Number 2200 (the “Landlord Covered Claims”), except for any claims relating to acts, negligence or omissions, and/or the like, of the Landlord Released Parties occurring both (i) solely as to Suite Number 2200 and (ii) before the Suite 2200 Termination Date, that result in the liability of Tenant to third parties (herein “Third Party Claims Against Tenant”) and Tenant hereby so waives the Landlord Covered Claims except to the extent of such Third Party Claims Against Tenant. The Third Party Claims Against Tenant exception referenced in the prior sentence of this paragraph shall not, and does not, include third parties who are future occupants, tenants, lessees or the like of Suite Number 2200.

As of the Effective Date of this Second Amendment, Tenant confirms that it does not have actual knowledge of any Landlord Covered Claims against the Landlord Released Parties with respect to any default, breach or obligations of the Landlord Released Parties under the Lease or otherwise.

4.    Tenant shall, at its own cost and expense, prior to the Suite 2200 Termination Date, (1) both tag and (2) disconnect the cabling utilized by Tenant between Suite Number 2200 and Suite Number 7000.

5.    Tenant shall provide Landlord with a written list (herein the “Suite 2200 FF&E List”) detailing such furniture, trade fixtures and trade equipment, desks, cubicles, file cabinets and personal property currently located in Suite Number 2200 which Tenant intends to, and shall, leave behind in Suite 2200 (herein the “Suite 2200 FF&E Personal Property”). Tenant intends to and shall, leave behind in Suite 2200 all of the Suite 2200 FF&E Personal Property on the Suite 2200 FF&E List and Landlord shall accept such Suite 2200 FF&E Personal Property in its then current “as is”, “where is” and “with all faults” condition upon Tenant vacating Suite Number 2200 on the Suite 2200 Termination Date. The Suite 2200 FF&E List shall be provided by Tenant to Landlord within thirty (30) days after the Effective Date of this Second Amendment.

On the Suite 2200 Termination Date all of the Suite 2200 FF&E Personal Property shall be sold to Landlord pursuant to the Bill of Sale (as attached hereto as Exhibit A) pursuant to the following provisions, to wit:

A.     In connection with the foregoing Tenant agrees to sell on the Suite 2200 Termination Date for one dollar ($1.00) to Landlord (pursuant to the attached Bill of Sale document) such items as are set forth on Suite 2200 FF&E List, all of which items are to remain in Suite Number 2200; and Landlord agrees to accept said items pursuant to said Bill of Sale on the Suite 2200 Termination Date and to mutually execute and exchange said Bill of Sale with Tenant as to said items.

B.    Upon the mutual execution and delivery of said Bill of Sale, Tenant shall forfeit Tenant’s right, title and interest in the items of Suite 2200 FF&E Personal Property set forth on the Suite 2200 FF&E List attached to the Bill of Sale, and Landlord shall assume ownership, responsibility and control of the Suite 2200 FF&E Personal Property (as set forth in the Suite 2200 FF&E List attached to the Bill of Sale) upon such mutual execution and delivery of said Bill of Sale, and thereafter.

6.    A.     In consideration of the Landlord’s agreement to the relinquishment of Suite 2200 whereby the Lease is so terminated solely as to Suite Number 2200 as provided hereunder, then in consideration of Landlord granting such early termination of Lease, solely with respect to Suite 2200 pursuant to the terms and provisions hereof this Second Amendment, Tenant shall pay to Landlord the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (herein the “Buyout Fee”) in accordance with the terms and provisions of this Second Amendment as follows:

The Buyout Fee sum of $400,000.00 shall be paid to Landlord by Tenant in two (2) equal installments as herein provided:

(i)
The first (1st) installment of two hundred thousand dollars ($200,000.00) shall be paid by Tenant to Landlord within five (5) business days after the mutual execution and mutual delivery of this Second Amendment by both parties.

(ii)	The second (2nd) and final installment of the Buyout Fee, namely the second (2nd) two hundred thousand dollars ($200,000.00), shall be due and paid by Tenant to Landlord by January 15, 2015.

Tenant shall be obligated to pay the entire Buyout Fee to Landlord as provided above regardless of whether Tenant actually vacates and delivers the Premises to Landlord on, before or after the Suite 2200 Termination Date.

(B)     As described in Section 1 above, Tenant shall pay to Landlord all Rent, Base Rent, and additional rent (which amount in the aggregate is agreed by the parties to be equal to $35,379.17 per month and, notwithstanding anything contained to the contrary in the Lease or herein, said monthly payment of $35,379.17 shall constitute full satisfaction of Tenant’s obligations for such monthly Rent, Base Rent, and additional rent amounts for the months of July and August, 2014) due under the Lease with respect to Suite Number 2200 until the Suite 2200 Termination Date at which time Tenant shall vacate and deliver Suite 2200 to the Landlord in the condition required under this Second Amendment. Such monthly amount shall be paid no later than July 1, 2014 with respect to the month of July 2014, and no later than August 1, 2014, with respect to the month of August 2014.

7.    Landlord acknowledges that Tenant has paid the Rent for Suite Number 2200 and its share of Operating Costs or Operating Expenses, and Taxes, and Additional Rents and other charges through June 30, 2014.

8.    As of the Suite 2200 Termination Date, in consideration of the parties having terminated the Lease solely as to Suite Number 2200, and Tenant’s agreement to pay the Buyout Fee as provided in Section 6 hereunder, Landlord acknowledges, agrees and covenants that, (i) Tenant has complied with any and all provisions of the Lease, with respect to Suite Number 2200, (ii) Tenant has surrendered Suite Number 2200 in the required condition under the Lease, and that (iii) the Buyout Fee shall fully compensate Landlord for any and all repairs, maintenance, alterations, restorations and/or the like, and/or other similar obligations that Tenant may otherwise have been required to perform under the Lease, solely with respect to Suite Number 2200.

In furtherance of the foregoing, Landlord acknowledges and agrees Tenant shall have no duty to restore, repair, alter or the like Suite Number 2200 to its original condition and/or to its original configuration, or the like, and/or to remove any alterations, installation, additions, or the like thereon, therein or thereabout (other than as contemplated in Section 4 of this Second Amendment); and Tenant is permitted to leave Suite Number 2200 in its present condition (other than as contemplated in Section 4 of this Second Amendment) as of the Suite 2200 Termination Date with any damage or the like remaining thereon, such as, but not limited to, screw holes, nail holes, fading, discoloration, stains, worn rugs, scrapes or the like, notwithstanding anything to the contrary contained in the Lease, either expressed or implied, except that Tenant shall be liable hereunder for Tenant’s malicious damage and/or malicious destruction of Suite 2200.

9.    Notwithstanding anything to the contrary set forth herein this Second Amendment, Landlord shall be entitled to draw on the cash or letter of credit Security Deposit in the event Tenant defaults under any of its monetary and/or nonmonetary obligations under this Second Amendment.

10.    Except where this Second Amendment to Lease specifically changes same, all other terms, conditions and covenants of the original Lease, shall remain the same, where applicable, and are hereby reaffirmed. In clarification of the foregoing sentence, upon completion of the early termination with respect to Suite 2200 contemplated hereunder, then, except to the extent expressly set forth in this Second Amendment to Lease as to Suite 7000, the original Lease shall apply exclusively to Suite 7000.

11.    The submission of this Second Amendment document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the mutual execution and delivery thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary and/or of Tenant to the contrary. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein, and this Second Amendment to Lease expressly supersedes any proposals or other written documents relating hereto. The Lease, and this Second Amendment, may be modified or altered only by written agreement mutually executed and delivered by and between Landlord and Tenant, and no act or omission of any employee or agent of Landlord and/or Tenant shall alter, change or modify any of the provisions thereof.

12.     Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) no other person or entity has an interest in Tenant’s interest in the Lease, collateral or otherwise; and (d) there are no outstanding contracts for the supply of labor or material engaged for by Tenant, and no work has been done or is being done in, to or about the Premises and/or Suite Number 2200 which was engaged by Tenant, which has not been fully paid for by Tenant and for which appropriate waivers of mechanic's liens have not been obtained by Tenant.

The foregoing representation and warranty shall be deemed to be re-made by Tenant in full as of the Suite 2200 Termination Date.

Landlord represents and warrants that (a) Landlord is the rightful owner of all of the Landlord’s interest in the Lease; (b) Landlord has not made any disposition, assignment, sublease, or conveyance of the Lease or Landlord’s interest therein; (c) no other person or entity has an interest in Landlord’s interest in the Lease, collateral or otherwise; and (d) there are no outstanding contracts for the supply of labor or material engaged for by Landlord, and no work has been done or is being done in, to or about the Premises and/ or Suite Number 2200 which was engaged by Landlord, which has not been fully paid for by Landlord and for which appropriate waivers of mechanic’s liens have not been obtained by Landlord.

The foregoing representation and warranty shall be deemed to be re-made by Landlord in full as of the Suite 2200 Termination Date.

13.    This Second Amendment shall be interpreted and constructed neutrally as to all parties, without any party deemed to be the drafter of this Second Amendment. Landlord and Tenant and their respective separate professional advisors agree that this Second Amendment is the product of all of their efforts, that it expresses their agreement, and that this Second Amendment should not be interpreted in favor of, or as against, Landlord or Tenant merely because of their efforts in preparing this Second Amendment.

14.    This Second Amendment, and the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. In the event of any legal dispute pertaining to this Second Amendment, the parties agree that the courts in Massachusetts shall be the only proper forum for the resolution of such dispute and each party hereto consents to the jurisdiction of such court and waives any rights it may otherwise have to object to such forum.

15.    Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Landlord further represents and warrants to Tenant that the execution and delivery of this Second Amendment is not in contravention of its charter, trust, membership agreement, by-laws and/or other agreements, including but not limited to, any financing agreement or any mortgage(s), deed of trusts, or the like, and has been duly authorized and consented thereto by all interested parties, as may be required thereof.
16.    This Second Amendment shall be binding upon and inure to the benefit and burden of Landlord and Tenant and their respective predecessors, successors, assigns, insurers, agents, representatives, and related entities, as their interest may appear from time to time.
17.    If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees and costs (“Attorneys’ Fees”). Attorneys’ Fees shall include but not be limited to all fees, costs, and expenses incurred on appeal, in out of court negotiations, workouts, mediation, arbitration, settlements, in seeking relief from stay, or otherwise seeking to protect its rights in any bankruptcy proceeding. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains, or defeats, the particular relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The Attorneys’ Fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all Attorneys’ Fees reasonably incurred.
18.    Notice hereunder this Second Amendment shall be given pursuant to Section 17.11 of the Lease. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event a during business day, the addressee or an agent of the addressee shall refuse to receive any notice given by registered mail or certified mail, or overnight courier services, as above provided or there shall be no person available at the time of delivery thereof to receive any notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be, during a business day.
19.    This Second Amendment may be signed in one or more counterparts, each of which, when so executed, shall be determined to be an original, but all such counterparts shall constitute but one and the same instrument. Each party may provide its originally executed counterpart to the other by electronic transmission to the other, with the originally signed counterpart of each to be provided forthwith to such other party.
HERE ENDS THIS PAGE
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

            LANDLORD:

Schrafft Center LLC, a Massachusetts limited liability company

/s/ Patricia A. Harford                By:     /s/ John J. Roche

WITNESS	John J. Roche, as its Manager, duly authorized, and not individually and without personal liability
Date of Execution: June 27, 2014

            TENANT:

IntraLinks, Inc., a Delaware corporation

/s/ Pamela J. Perry                 By: /s/ Scott N. Semel

WITNESS	Scott N. Semel, as its EVP, General Counsel, duly authorized and not individually and without personal liability
Date of Execution: June 27, 2014

COMMONWEALTH OF MASSACHUSETTS     )
    ) SS.
COUNTY OF NORFOLK     )

On this 27th day of June, 2014, before me, the undersigned notary public, personally appeared John J. Roche, Authorized Signatory for Schrafft Center LLC, proved to me through satisfactory evidence of identification, which was [ ] a valid Massachusetts driver’s license, [X] my personal knowledge of the signatory, or [ ] ___________________________________ [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Joanne R. Perrotta
Print Name: Joanne R. Perotta
Notary                     My commission expires: November 12, 2015

STATE/COMMONWEALTH OF MASSACHUSETTS         )
                ) SS.
COUNTY OF SUFFOLK                )

On this 27th day of June, 2014, before me, the undersigned notary public, personally appeared Scott N. Semel, as EVP, General Counsel for IntraLinks, Inc., proved to me through satisfactory evidence of identification, which was [ ] a valid __________________ driver’s license, [X] my personal knowledge of the signatory, or [ ] _______________________
____________________________________________ [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Jolie M. Siegel
Print Name: Jolie M. Siegel
Notary                         My commission expires: October 7, 2016

SCHEDULE A

BILL OF SALE

IntraLinks, Inc, a Delaware corporation (“Seller”) hereby sells, assigns and transfers to Schrafft Center LLC, a Massachusetts limited liability corporation (“Buyer”) all of Seller’s right, title and ownership interest in the personal property as more particularly set forth and described in Attachment I (“Suite 2200 FF&E Personal Property”) as attached hereto and made a part hereof, as the same are currently located in Suite Number 2200 (on the second floor (2nd Floor)) of The Schrafft Center building located at 529 Main Street, Charlestown, Massachusetts 02129, for a sale price of one dollar ($ 1.00) (“Purchase Price”).

In connection with taking ownership of the Suite 2200 FF&E Personal Property pursuant to this Bill of Sale, Buyer agrees that Buyer will pay any local, municipal or city excise taxes, fees and/or the like, due and payable on account of such ownership and/or possession of said Suite 2200 FF&E Personal Property after the Effective Date of this Bill of Sale, and/or, if applicable, as may be, or shall be, assessed thereafter the Effective Date of this Bill of Sale, by, and/or imputed by, any governmental or quasi-governmental authority.

Said Suite 2200 FF&E Personal Property is expressly sold to Buyer, and Buyer accepts said Suite 2200 FF&E Personal Property, on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis. Seller makes no warranties or representations whatsoever, either express or implied, regarding said Suite 2200 FF&E Personal Property. Seller expressly excludes any such warranty or representation, either express or implied, as to the manufacture, fitness, merchantability, quality, condition, capacity, suitability, or fitness for a particular purpose of the Suite 2200 FF&E Personal Property. In consideration of the Purchase Price, Buyer so accepts the Suite 2200 FF&E Personal Property, as aforesaid. Buyer acknowledges and agrees that said Suite 2200 FF&E Personal Property is sold to Buyer, in their “AS IS” and “WHERE IS” condition, with all known, as well as, unknown, faults and defects.

This Bill of Sale is effective as of ___________________________ (“Effective Date”).

Said Suite 2200 FF&E Personal Property consists of, but is not limited to furniture, trade fixtures, trade equipment, chairs, desks, file cabinets, personal property as now located on the Effective Date of this Bill of Sale in Suite Number 2200 on the second (2nd) floor of The Schrafft Center building located at 529 Main Street, Charlestown, Massachusetts 02129, as more particularly described in Attachment I attached hereto and made a part hereof; and, as of Effective Date of this Bill of Sale, said Personal Property is owned by, and in the possession of, Seller and, as of Effective Date of this Bill of Sale, said Personal Property is free and clear of all liens and encumbrances.

Seller:                        Buyer:

IntraLinks, Inc, a Delaware corporation Schrafft Center, LLC, a Massachusetts limited liability corporation

By:	_____________________ By:_________________

Title: ____________________ Title:_________________

Date: _____________________ Date:_________________

Attachment I

Suite 2200 FF&E Personal Property

Location	Cubes	Desks	Tables	Chairs	Comments

Commonwealth	0	0	1	0	Large conference room table 12 x 5
Executive Asst's	11	0	0	0	11, 6 ft tall cubicles
Staff Area	71	0	4	0	4, 6ft long rectangular portable tables
Kitchen	0	0	3	12	3 round height top tables, and 12 tall chairs
Exec Offices	0	8	6	0	8 executive desks, 6 round small conference tables

Total	82	8	14	12